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                                                                    EXHIBIT 99.2

                 DATATRAK INTERNATIONAL: REVIEW OF THE INDUSTRY
                 ----------------------------------------------
                            AND THE COMPANY FOR 2000
                            ------------------------


                                       By


                              Dr. Jeffrey A. Green
                                 President & CEO
                          DATATRAK International, Inc.

                                  January 2001






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                                TABLE OF CONTENTS


Introduction............................................................. 3

Corporate Summary........................................................ 4-6

Significant Accomplishments for 2000..................................... 4-5

Goals and Objectives for 2001............................................ 6

Review of the EDC Industry............................................... 7-15

Challenging Market....................................................... 7

EDC Market Opportunity................................................... 7-8

Not a "dot.com" Environment.............................................. 8

Key Product Requirements for Success..................................... 8-10

Small Barrier to Entry?.................................................. 10-11

Value Proposition of EDC................................................. 12-14

Summary.................................................................. 15

References............................................................... 15




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INTRODUCTION

In the midst of an emerging market it is important for a company to carefully perform and share a status review at periodic intervals. Such reviews help to provide an accurate perspective on the true potential versus risk of an endeavor or investment. To the uninformed, perceptions may not be reality and the widespread sharing of facts through proper education is the best measure possible to avoid inappropriate, premature, or uneducated conclusions. This summary provides a status review of this growing industry sector called Electronic Data Capture (EDC) and also gives a specific assessment of the progress made at DATATRAK International throughout the past calendar year.

This Review includes two sections. The first is a short and itemized corporate summary only related to DATATRAK International for those seeking a quick review on the Company throughout the past twelve months. The second section is a more lengthy evaluation of the industry sector of EDC for those who desire more detail and understanding of this market in general.








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                                CORPORATE SUMMARY
                                -----------------


SIGNIFICANT ACCOMPLISHMENTS THROUGHOUT 2000

The year of 2000 was pivotal for our Company. We pledged to our shareholders in 1999 that our mission over the ensuing twelve months was to ascertain that the EDC market was beginning to be established and that our product suite, DATATRAK EDC(TM), was capable of being positioned as a leading offering. As you will see from the briefly itemized bullet points below (some of which are elaborated upon later in this document) we believe this first objective has been accomplished.

Our goals for 2001 are to grow our market share while judiciously investing in software development in order to maintain a lead position within the international clinical trials arena.

Our accomplishments at DATATRAK International throughout the past year are itemized below.

BUSINESS ACCOMPLISHMENTS

     -    Bid and contract volume increased THREEFOLD over 1999 and TENFOLD over
          1998

     -    Bids requested by 22 DIFFERENT CUSTOMERS

     - Reported backlog on November 9th of $4.0 M was the highest in the history of the Company and represented a TWOFOLD AND A FOURFOLD INCREASE over 1999 and 1998 values, respectively

     -    Revenue MORE THAN DOUBLED over the past 12 months

     - DATATRAK took a lead role in proving the market is beginning to emerge on an international basis by beginning one of the largest clinical trials ever performed with EDC consisting of 162 sites, more than 1,000 users, in 21 countries, and seeking to enroll more than 6,000 patients; our "dual platform" ability allowed

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          sites around the world the chance to participate with 7% requiring laptop deployment; the trial continues to run successfully

     - In the above mentioned trial, a public presentation delivered by the sponsor in December documented the HIGHEST-EVER USER SATISFACTION RATE WITH ANY EDC PRODUCT OF 95% in an independently performed international survey (Reference #1 at the end of the longer summary)

     - Currently contracted by two of the top ten international pharmaceutical companies based upon the size of their pipelines

     - Selected as an ENTERPRISE SOLUTION by Control Delivery Systems following a direct head-to-head competition with another leading vendor

     - Successfully passed EIGHT (8) AUDITS from sponsors and contract research organizations (CROs) o Experienced a selection/bid ratio of 43% throughout 2000

     - Demonstrated an average contract size of $533,000 with a range of below $100,000 to over $2 million (projected average contract size for 2000 was $500,000)

     - INNOVATOR of the ASP delivery platform for EDC and of the economic pricing model on a data item basis which is becoming the standard for this industry transitioning away from the disadvantages to both the customer and the vendor of past licensing practices

     - Selected as "BEST OF BREED" software by British Telecom, Computer Sciences Corporation, Control Delivery Systems, and Quintiles Transnational

TECHNICAL ACCOMPLISHMENTS

     - Continued advancement of our product suite through the RELEASE OF VERSION 3.0 from an unprecedented software development group with more than six (6) years of experience in creating superior EDC functionalities

     - Announcement of a truly on-line, WIRELESS, HANDHELD CAPABILITY for DATATRAK EDC(TM)

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     -    First EDC company to announce the ability to deliver product demonstrations live over the Internet with one demonstration accomplished literally "AROUND THE WORLD" simultaneously involving 5 countries on four continents; this capability is critical in the decision process for a client being able to visualize actual system performance at their selected research sites

VALUE PROPOSITION ACCOMPLISHMENTS

     - ONLY EDC company with PEER-REVIEWED, PUBLISHED METRICS on the ability to accelerate clinical drug development

     - FIRST EDC COMPANY to offer training on its product suite over the Web saving sponsors and investigators time and money compared to traditional methods

GOALS AND OBJECTIVES FOR 2001

Our goals and objectives for 2001 include the following:

     - Properly educate the market as to the value of EDC in general and specifically how our product, DATATRAK EDC(TM), can best deliver that value - EDUCATION is the number one objective for the year and is seen as a necessary step required for broader adoption of technology in clinical research

     - Progressively grow our backlog and contract revenue volumes quarter-by-quarter so that our shareholders can have a visible barometer of success

     - EXPAND OUR PENETRATION within current clients and across new clients focusing on the ultimate goal of enterprise relationships yielding the greatest return for both our customers and our Company, realizing that such enterprise relationships may take several years to nurture and consummate; this builds a more substantial BARRIER TO ENTRY for our competitors in this conservative marketplace

     - Continue to invest in and advance our product through continuous software development so that DATATRAK EDC(TM) remains on the forefront of innovation in this market

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                     REVIEW OF EDC INDUSTRY STATUS FOR 2000
                     --------------------------------------

MAKE NO MISTAKE ABOUT IT - CREATING THIS MARKET IS A CHALLENGE

Everyone involved with the EDC effort from both the participant and investor category needs to appreciate the energy and time involved in opening this market is to be respected. In order to successfully create this market and hopefully garner a lead position, a company not only has to have the right software suite and proven functionality with scalable delivery, but those products must be convincing enough to change long-established and heavily regulated ways of doing business in the pharmaceutical, biotechnology, and medical device industries.

Many people who have an "early-adopter" personality may wonder why the growth of this market is taking a protracted course given the availability and sophistication of technology in other areas of our lives. For those who have trouble understanding this true challenge, ask yourself if you perform your banking over the Internet? If you do not, you are still writing paper checks decades after the financial industry began transmitting millions of dollars per day electronically and years after this capability was available to the common citizen. You're also still buying stamps and manually paying bills through the mail instead of in the comfort of your own home. Why? The reason probably is that the personal value proposition of on-line banking is not significant enough to change your behavior. That's exactly the challenge we face in what we call the EDC market.

NONETHELESS, THE OPPORTUNITY LOOMS LARGE

Most of us are involved with EDC because we believe that manual models of workflow for data collection, quality review, and integration by one of the most successful industries in the world, cannot persist. Moreover, because we know the pharmaceutical industry must accelerate marketability and manage increasing development costs in order to survive, we think that the case for improving the traditional clinical research model is compelling. Though published statistics are not available, it is estimated that 95% of the clinical trials are currently performed with paper methods. Figure #1 later on in this document itemizes the many steps required in a paper-based process and how the integration of technology through EDC can streamline such efforts and save time and money.

According to analyst reports, the global pharmaceutical and medical device industries spend approximately $30 B annually on Phase I through Phase IV clinical research. Based upon budgetary experience in hundreds of clinical trials, we estimate that 30% of total clinical trial costs are related to data pickup and handling - the factors that EDC directly impacts through the use of technology. This makes the potential EDC market size calculated to be approximately $9 B under a parity comparison with paper assuming 100% conversion to technology.

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Most EDC vendors are small and private, which makes it difficult to determine the relative size of the current market based upon revenues. However, we feel that there are few, if any vendors with sustainable revenues that exceed $10 M annually. A meaningful market, therefore, remains to be created and accurately quantified.

If one believes that automation of clinical trials has a future within the pharmaceutical industry, the discriminators of this market become product functionality, experience (does it work? are clients buying?), company/management evaluation, sales, marketing, and the speed with which one contemplates the industry as a whole will change.

OUR EDC BUSINESS MODEL IS AN ASP  - IT'S NOT A "DOT.COM" CATEGORIZATION

Comparisons of the fundamental goals and approaches in the EDC market with those of the "dot.com" bubble-bursting is similar to categorizing apples with turnips because they can both be red. Most investors have now learned that over-valuing the "dot.com" industry on hype without sound business substance was a costly mistake. It also may be incorrect to equally undervalue companies progressively positioning themselves in a proven and sound industry with albeit, a premature, but logically envisioned value proposition. The pendulum on Wall Street often over swings in both directions.

One of the few similarities this EDC market has with the "dot.com" letdown is that both efforts deliver their communications over the Internet. The EDC business model is not consumer-based and does not rely on advertising revenue. In fact, when properly viewed, the EDC market quantitatively exists today in a large and compulsory way secondary to FDA regulation - it's just that it exists in the majority of cases with paper as the communication medium. Data always will need to be collected and evaluated rapidly by product development companies. One could assume that they will pay what is necessary to get there faster and with greater quality. The gamble in the EDC market, therefore, is not so much with the business model, it's with predicting timing of adoption and being there with the right product when it indeed does happen. In this heavily regulated environment it is also critical that whatever EDC product is eventually implemented that full compliance exists with appropriate Federal Regulations.

KEY REQUIREMENTS: A PRODUCT THAT WORKS, IS ACCEPTED BY USERS, SCALABLE, AND
PROVEN

Throughout the past 12-18 months DATATRAK EDC(TM) has met these challenges in a very positive and independently verified manner. Over the past year, the Company has increased its bid and contract volume by more than threefold from what existed during 1999 and more than tenfold from our product introduction as DATATRAK EDC(TM) in 1998. Published backlog on November 9, 2000 was $4.0. This represents a more than twofold increase over what was reported in 1999 and a more than fourfold increase over 1998 backlog. Admittedly, these augmentations are simply "scratching the surface" of the true potential of this EDC market since leading pharmaceutical firms individually perform more than 200 clinical trials per year. A progressively growing backlog is the most sensitive indicator of market movement, acceptance of our product offering, and of our business model.

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Our goal during 1999 was to prove that the EDC market existed and that it could be grown. I believe that these statistics support satisfaction of that initial objective. By comparison, throughout all of 1998, we had a single clinical trial using our software. This is a testimony not only of the progress that we have made, but the market's willingness to accept EDC.

In the latter half of 1999 we successfully passed seven different audits from pharmaceutical companies and CROs paving the way for a growing number of production contracts. During this time we transitioned out of "pilot trials" and now have substantial justification to only consider full production clinical trials.

In 2000 we responded to bid requests from 22 different clients and we are fortunate enough to have some of the largest pharmaceutical firms, CROs, biotechnology, and medical device companies as customers. Our average contract value in 2000 was approximately $533,000 with a range of below $100,000 to over $2 M. Our projections for 2000 predicted an average contract value of $500,000, therefore our estimations as to the acceptable price positioning for this industry throughout the past 12 months was fairly accurate.

One of our marketing slogans is that DATATRAK EDC(TM) WORKS! This is in sharp contrast to many other efforts in this market that have fallen short of that objective providing a valid historical criticism for opponents to EDC in general. Our performance has been repeatedly proven on an international basis and is further exemplified by one of the largest trials ever undertaken with EDC that has successfully implemented our software for the past 15 months. This trial consists of 162 sites, more than 1,000 users in 21 countries, and has enrolled more than 6,600 patients. Data from this study was publicly presented last month demonstrating a 95% user satisfaction rate - the highest ever independently documented for an EDC system1.

Studies of this magnitude demonstrate that our process and our product are scalable enough to be considered as an enterprise solution for the industry. One publicly announced enterprise client is Control Delivery Systems that selected DATATRAK EDC(TM) in 2000 as their preferred solution following an industry evaluation and a brief comparison period with another leading vendor.

Importantly, DATATRAK EDC(TM) is the only product in the market that has proven metrics compared to paper that have been independently developed, peer-reviewed, and published 2. This data shows that with the deployment of DATATRAK EDC(TM) a sponsor can:

     -    REDUCE THEIR CLINICAL TRIAL DURATION BY 30%,
     -    REDUCE THE TIME TO A "LOCKED DATABASE" BY 43%
     -    REDUCE THE NUMBER OF QUERIES BY AN ASTOUNDING 86%

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Such data is pivotal in calculating the value proposition of implementing EDC in clinical trial programs. This is addressed in a subsequent section in this Review.

For the sake of time and space, the itemized summary below shows distinguishing features of DATATRAK EDC(TM)'s product suite compared to other vendors in this field justifying why we feel it is the front-runner in this industry.

          - Experience - history, breadth, and scope of international trials is currently unmatched by any other known vendor; this is supported by customers willing to publicly share these positive results
          - Performance - technical performance at dialup connections (1-2 second page turns) is not equaled by any other product in this field; such performance offers cost advantages to customers who must deploy high speed lines to equal this performance with other products; user performance is critical to successful implementation of EDC globally
          - "Drag and drop" DATATRAK Design(TM) Module - requires no programming language; allows client personnel to learn this ability easily through Technology Transfer
          -    Wireless Deployment Capability
          - Dual Platform Capability - ability to use the software in either a distributed environment consisting of individually deployed laptops with local databases or via on-line connections over the Internet with a centralized database; in the centralized model, the use of resident hardware at the research site saves sponsors time and money
          - Remote Demonstration Capability Live Over the Internet - unique ability to demonstrate the software in a live virtual environment over the Internet; in 2000 this was performed literally "Around the World" for the first time ever by any company; a client's ability to examine the performance its investigators will see with a specific software product avoids surprises later if such products are selected based upon skillful PowerPoint(TM) presentations, yet later to be found to be sluggish in terms of system performance or more costly when high-speed line connections are needed in order to achieve user compliance
          - Web-based Training Capability - In 2000, the first company to release a unique ability to train users from around the world online obviating the time and expense of clients performing this critical function via traditional methods
          - Audit Trail Tracking - superior audit trail tracking on a data field level; products with tracking on a page level are less comparable to the current paper model since each and every entry into a field is not tracked; this would be similar to completing a data sheet in pencil

THERE IS NOT A SMALL BARRIER TO ENTRY TO THIS MARKET

There is a misconception that is prevalent at some customers and with investors that the EDC market has a small barrier to entry. Selected individuals believe assigning software

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developers to this task will produce a competitive product in a short period of time, by almost any entity that so chose. History argues otherwise.

This statement may have some legitimacy based upon what the reader considers "small". In characterizing this statement as a misconception, I have defined success as a continued presence in the market as well as anything that has investments of "tens of millions of dollars". In other words, experimenting with software as a "hobby" at a minimal investment level without creating a functioning product does not classify as success, since "entry" into the market has never been made.

Over the past few years, multiple pharmaceutical companies and leading CROs have collectively spent tens of millions of dollars in the attempted development of internal EDC systems. A couple of these efforts at sponsors have been successful, though that number may decrease since some of these products cannot be deployed in a scalable manner over the Internet. Regardless of their success, those internal products in all cases represented investments that probably exceeded anyone's definition of a "small" expenditure of time or money. Critics might say that efforts outside companies' core competencies are difficult to complete successfully. And, since pharmaceutical companies are expert in discovering, developing, and marketing drugs as opposed to writing, testing, and validating software code, this criticism may indeed have some merit.

Nonetheless, the EDC market provides no greater assurance of success to companies that focus more on technology as a core competency. Large, successful system integrators briefly entered this EDC market and have since exited after significant investments - with no long-term functioning product suite. So far, it seems fair to say that the ability to access significant financial resources of a multibillion-dollar company has provided no greater stability in this emerging area than that demonstrated by entrepreneurial upstarts with far fewer cash resources at hand. In fact, the larger companies had durations of survival much shorter than smaller, more focused vendors.

On the purely strategic route, multiple independent vendors have collectively invested more than $100 million over the past five years with no clear market leader (based upon size) emerging and no company experiencing profitable revenue streams. According to our most recent public filings, DATATRAK International has invested in excess of $15 M in its own attempt to grow this market.

None of the above examples signify nor guarantee a swift and inexpensive entrance in the EDC arena, despite the strong-held beliefs of many that this market is quick and easy to enter and dominate, if one so chose. Available evidence does not indicate a small barrier to entry within the EDC field.

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VALUE PROPOSITION OF EDC

In order to fully evaluate EDC's value proposition to the pharmaceutical, biotechnology, and medical device industries, one has to examine the paper process step-by-step and how this is impacted by technology implementation.

For comparative purposes, Figure #1 on page #13 is split into two sections. The top section refers to the progressive workflow involved with the paper process in clinical trials. The bottom section is the identical workflow possible through the use of EDC. Though the discreet, step-by-step processes are listed, the timeframes associated with each function, either on a quantitative or relative scale, are not shown. The impact of EDC on time savings can be addressed through the application of existing metric comparisons showing a 30% reduction in the overall clinical trial duration (first patient in to locked database). The heavy black arrows within each section depict the workflow involved with that process.

The diagonal arrows between sections identify functionalities of the paper process that are envisioned to be altered by the use of appropriate technology. A listing of the changes or improvement in workflow made possible through the use of an appropriate EDC software product is shown below.

          1. With EDC, site personnel (coordinators and physicians) can enter data only once directly into the "system" as the source; today, quadruple data entry is occurring throughout this continuum (twice at the site and at least twice at the sponsor or CRO)
          2. Upon entry of data, edit checks and validation routines can be applied immediately for review and evaluation eliminating the chance for errors which routinely create Queries 6-9 months later in paper-based processes
          3. A significant advantage with EDC for the investigator that is not well appreciated by those outside of a research site is the ability to create entire electronic case report forms (eCRFs) "on the fly" obviating the need for storing boxes of 3-ringed binders filled with paper. Space issues at research sites are not an insignificant issue.
          4. With EDC, the monitor is able to review site data from around the world in near-real time from the comfort of home or office; the same is true for safety boards and medical directors. This capability should decrease Query rates significantly and also diminish the time for Query resolution, which represents time and cost advantages for both the investigative site and the sponsoring company.
          5. With EDC, problem data can be filtered across or within sites with the click of a mouse - such a capability is not possible with paper models
          6. Double data entry is totally eliminated with EDC since this process is moved to the front with the site personnel performing that function


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                      COMPARISON OF PAPER VS EDC WORKFLOW

[CHART]

The improvements in efficiency depicted above can be applied to individual research projects as well as multi-year clinical research programs through the broad deployment and workflow re-engineering made possible by EDC. DATATRAK EDC(TM) is the only product in the marketplace with publicly presented and peer-reviewed metrics comparing paper models of workflow versus EDC. This work by Banik, et al 2 is listed in the references at the end of this Review.

These results show that EDC can reduce clinical trial duration by 30% (through more efficient back-end data processing), time to locked database by 43%, and Query resolution by 86%. Importantly, each one of these factors is a RATE-LIMITING STEP to the submission of a dossier to the FDA for a New Drug Application. Anything that will accelerate the accomplishment of these tasks will directly impact a critical marketing parameter in the pharmaceutical industry called the "time to peak sales" provided that the timeframes of review and approval by the FDA are unaltered from case to case. It is presumed that the faster a submission is made, the quicker the approval (relatively speaking).

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Given important technologic differences among EDC products in this marketplace emanating from many of the reasons listed earlier, one cannot make the assumption that such metrics are applicable to every product equally, if at all. Similar to the clinical testing environment being used as a parallel example, drugs within the identical therapeutic category are not simply approved based upon data collected by the innovator pharmaceutical firm and then applied to all new chemical entities. The FDA only will accept originally collected and analyzed data for each and every NDA submission because history is replete with critical differences in either safety or efficacy among drugs that are structurally similar and share many therapeutic class similarities.

Based on more than 20 years of experience in the clinical trials industry, my opinion is that at least two very significant parameters comprise EDC's tangible value proposition to the pharmaceutical industry.

The first value is a reduction in R & D expenditures with EDC compared to paper-deployed processes. Though the data from Banik, et al did not examine costs, our comparative data in ongoing contracts throughout 2000 often uses expert analyses from previous CRO executives to provide quantitative benchmarks of paper costs in our EDC bidding process. Large international Phase III clinical studies (just prior to FDA submissions) have the greatest savings through the use of EDC and small Phase I studies have the least differential in cost, and can sometimes cost more on a project-by-project basis. As a generalization, our experience suggests that a 30-50% reduction in costs can be achieved through the use of EDC across an entire clinical trial program.

Work is already underway to publish cost examinations through case studies in 2001.

The second economic benefit of EDC that contributes to the overall value proposition for the industry actually dwarfs the first. This value proposition is related to the ability to significantly accelerate clinical drug development, an oft-stated goal of this industry. The return on sales from a successfully marketed NDA from the ability to reduce the duration of development anywhere close to a 30% timeframe has value orders of magnitude greater than simple operational cost comparisons. A side benefit of being able to assimilate one's international data faster is that it also allows for the discontinuation of development and its associated costs sooner for drugs that would never gain FDA approval.

In our discussions with the pharmaceutical industry, leading sponsors have declared that through the use of EDC, their ability to dedicate entire data management teams onto a subsequent clinical program four to six weeks earlier completely subsidizes the cost of technology implementation.


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SUMMARY

We have made enough progress in 2000 to document that the EDC market is becoming established. Our Company has worked hard to continue to advance our product suite with a scalable delivery platform under the strong belief that EDC will increasingly become the new paradigm for clinical trial data collection, review, and integration. It is our full intention to be well positioned to be able to reap the benefits of a global transitioning of workflow from paper to technology for our shareholders and our customers.

Except for the historical information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward- looking statements include the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully market the DATATRAK EDC(TM) software; the development and fluctuations in the market for electronic data capture technology; continued unreliability of the Internet infrastructure; the degree of the Company's success in obtaining new contracts; the timing of payments from customers and the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; dependence on key personnel; governmental regulation; the early stage of the Company's EDC business and operations; and general economic conditions. In addition, the Company's success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.



     1. van de Langerijt, L. Practical Experience with an Internet-Based Electronic Data Capture System in a Large Worldwide Clinical Study. Presented at a DIA Workshop entitled, "The Electronic Clinical Trial", Savannah, Georgia, December 12, 2000.


     2. Banik N. Evaluation of EDC versus Paper in a Multinational Asthma Trial. Presented at the DIA European Data Management Meeting. Berlin, October 1998.


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